Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Verity, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-119189, 333-113776, 333-99755, 333-91138, 333-68586, 333-68096, 333-60676, 333-51642, 333-89701, 333-66913, 333-44877, 333-43905, 333-36527, 333-26869, 333-24753 and 333-2600) of our report dated June 13, 2003, relating to the financial statements and financial statement schedule of Verity, Inc. as of May 31, 2003 and for the year then ended which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 8, 2005